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[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]
    neoware                                                     Qualystem
                                                                      Technology


PRESS RELEASE


                  NEOWARE ACQUIRES QUALYSTEM TECHNOLOGY S.A.S.

  On-Demand Streaming Software Extends Benefits of Neoware Enterprise Computing
                    Solutions to Significantly Broader Market

         KING OF PRUSSIA, PA AND GENTILLY, FRANCE, APRIL 4, 2005 - Neoware Systems (Nasdaq: NWRE) today announced that it has acquired all of the outstanding shares of privately-held Qualystem Technology S.A.S., a software company based in Paris, France. Qualystem Technology develops and markets software that streams Windows(R) and application components on-demand from a server to personal computers. Neoware paid (euro) 3.0 million in cash, plus transaction costs and a potential earn-out based upon performance.

         "By acquiring Qualystem, Neoware can help enterprise customers improve the security and management of their desktops, while expanding Neoware's portfolio of software solutions," stated Michael Kantrowitz, Chairman and CEO of Neoware. "Their talented staff and innovative products enhance Neoware's software solutions while significantly broadening our market opportunity."

         On-demand streaming software allows an enterprise to change the way they manage and support desktop infrastructure to a more secure and reliable deployment. By streaming Windows operating systems and applications from a server to a PC as users need them, the software provides users with all of the power of a PC without compromise, and with lower cost, improved security and reliability, as well as easier manageability.

         This innovative software can be configured so that users can add their own applications, or for IT staff to prevent unnecessary or unauthorized applications from being installed. As a result, the enterprise has flexibility and choice for deployment, ultimately improving the reliability of the local desktop environment for both users and administrators. Additionally, on-demand streaming software improves the economics of PC ownership since it creates a virtual hard-drive on the server. This approach reduces the costs of managing traditional PC desktops, and increases the productivity of system administration. More information on this exciting technology is available at www.qualystem.com and www.neoware.com.
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         It is Neoware's intent to provide these new software products under the
Neoware brand to customers later this year. "The acquisition of Qualystem by Neoware continues to illustrate Neoware's focus and dedication to leading software solutions for the server-based computing market," commented Yves Gattegno, co-founder of Qualystem Technology. "Neoware is a financially strong and innovative technology leader that provides the opportunity to further develop, enhance, and leverage on-demand streaming software technology and deliver it to a large number of enterprise customers."

ABOUT NEOWARE

         Neoware (NASDAQ:NWRE) is a leading provider of enterprise software, thin client appliances, and related services that make computing more open, secure, reliable, affordable and manageable. Neoware was recently ranked America's eighth fastest-growing company by Fortune Magazine. By leveraging open technologies and eliminating the obsolescence that is built into standard PC architectures, Neoware enables enterprises to leverage server-based computing architectures to increase security, flexibility and choice, as well as lower up-front and total costs.

         Neoware's software products enable enterprises to gain control of their desktops, stream software on-demand, and to integrate mainframe, midrange, UNIX and Linux applications with Windows(R) environments and the web. Neoware's thin client appliances and software enable enterprises to run applications on servers and to display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one-fourth the price of today's typical business PC. Neoware's global development, services, and support provide customers with customized solutions that facilitate their specialized computing needs.

         Neoware's products are available worldwide from IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware's global headquarters is in King of Prussia, PA.




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ABOUT QUALYSTEM

         Qualystem Technology S.A.S., founded in 1999, develops and markets innovative software than streams Windows(R) operating systems and applications to diskless PCs on demand, improving security, enhancing manageability, and lowering the cost of computing, while increasing availability compared to traditional personal computers and servers. More information on Qualystem is available at www.qualystem.com.
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Neoware is a registered trademark of Neoware Systems, Inc. Qualystem is a registered trademark of Qualystem Technology SAS. All other names products and services are trademarks or registered trademarks of their respective holders.


This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the expansion of our portfolio of software solutions; our significantly broadened market opportunity as a result of the acquisition; our continued focus and dedication to leading software solutions for server-based computer market; and the opportunity to further develop and enhance on-demand streaming software technology and to deliver it to enterprise customers. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include: our ability to successfully integrate Qualystem, including the retention of Qualystem's existing customers; our timely development and customers' acceptance of our products, including the former Qualystem products; our ability to continue to lower our costs; pricing pressures; rapid technological changes in the industry; growth of the Appliance Computing, host access, Linux solutions and on-demand streaming software markets; increased competition; our ability to attract and retain qualified personnel, including the former Qualystem employees; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in customer order patterns; adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2004 and Forms 10-Q for the quarters ended September 30, 2004 and December 31, 2004.

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FOR:                                                 FOR:
Neoware Systems, Inc.                       Qualystem Technology S.A.S.
400 Feheley Drive                           12, avenue Raspail
King of Prussia, PA  19406                  F 94250 Gentilly

CONTACT:                                    CONTACT:
Keith Schneck                               Serge Guissani
Chief Financial Officer                     Director, LAN-PC products
(610) 277-8300, ext. 1072                   +33 (0) 149 080 512
EMAIL: kschneck@neoware.com                 email: serge.guissani@qualystem.com
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Sharon O'Shea                               Elsa Teillet
V.P. Marketing Communications               Marketing Coordinator
(610) 277-8300, ext. 1743                   +33 (0) 1 49 080 512
EMAIL:sharon.oshea@neoware.com              EMAIL: marcom@qualystem.com
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